                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 7, 1998

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674                                 94-2793941
(Commission File Number)      (IRS Employer Identification No.)


47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 226-4000


Not Applicable
(Former name or former address, if changed since last report.)

                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

Approval of Reverse Stock Split

          On October 7, 1998, registrant conducted a special meeting of stockholders for the purpose of approving a proposal to effect a Reverse Stock Split of the Company's issued and outstanding shares of common stock. The proposal would authorize the Board of Directors to effect a reverse stock split of one share of common stock for every five to ten shares of common stock that are issued and outstanding, with the precise ratio of the split to be determined by the Company's Board of Directors at a later time. The Company's shareholders approved the proposal. The Board has not yet determined the precise split factor to be used at this time.

Filing of Registration Statement on Form S-3

          On October 8, 1998, SyQuest Technology, Inc. ("Registrant") filed a Registration Statement on Form S-3 (the "Registration Statement") with respect to the resale of up to 70,909,679 shares of Registrant's Common Stock by certain Selling Stockholders (as described in the Registration Statement attached hereto as Exhibit 99.1 and incorporated herein by this reference). As part of the Registration Statement, Registrant updated the risk factors relevant to a decision as to whether to invest in Registrant's Common Stock.


Item 7.   Financial Statements and Exhibits

     c)   Exhibits

          99.1 Registrant's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on October 8, 1998.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYQUEST TECHNOLOGY, INC.
                                    (Registrant)


Date: October 8, 1998               By  /s/ Henry Lo
                                       --------------------
                                        Henry Lo
                                        Chief Financial
                                        Officer

DCN: 98654837

LANGUAGE: ENGLISH

LOAD DATE: October 8, 1998